SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 28, 2003

BULL RUN CORPORATION
(Exact name of registrant as specified in its charter)

GEORGIA	0-9385	58-2458679
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

4370 PEACHTREE ROAD, ATLANTA, GEORGIA 30319
(Address of principal executive offices) (Zip Code)

(404) 266-8333
(Registrant’s telephone number, including area code)

Item 5. Other Events

Bull Run Corporation (the “Company”) has determined that it will need to record an impairment charge associated with acquisition-related intangible assets, including goodwill, currently estimated to be between $19 and $24 million (approximately $4.60 to $6.00 per share). This non-cash charge will be necessary as a result of the Company’s consideration of historical operating results and reevaluation of the forecasted operating results and business plans for each of its business units. In addition, the Company’s assessment was impacted to some extent by the results of a recent study performed by an independent party that assessed the value of certain business units.

The impairment charge will be recorded in the Company’s financial results for the fourth quarter and fiscal year ending August 31, 2003. Of the total charge, approximately $5.3 million relates to customer base and trademarks, and the remainder to goodwill. The final determination of the charge will be made prior to finalizing and reporting the Company’s fiscal year results based on all information then available.

Item 9. Regulation FD Disclosures

Information required by this Item appears under Item 5 “Other Events”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2003	BULL RUN CORPORATION

	By:	/s/ FREDERICK J. ERICKSON

Frederick J. Erickson
Vice President — Finance,
Chief Financial Officer, Treasurer and
Assistant Secretary

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